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                                         FILED UNDER RULE 424(c) OF REGULATION C
                                                     SEC FILE NUMBER:  333-51495

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 27, 1998)

                                 CYBERCASH, INC.

                        2,300,000 SHARES OF COMMON STOCK

           The information in this Prospectus Supplement concerning the Selling Stockholders supplements the statement set forth under the caption "Selling Stockholders" in the Prospectus. Capitalized items used and not defined herein shall have the meanings given to them in the Prospectus.

                              SELLING STOCKHOLDERS

           The information set forth under the caption "Selling Stockholders" in the Prospectus is supplemented as follows:

                                                Shares                             Shares            Percentage
                                                Owned             Shares           Owned                Owned
                Selling                         Before             to be           After                After
             Stockholder(1)                    Offering           Offered         Offering            Offering
---------------------------------------------------------------------------------------------------------------------
Ameritech Pension Trust by State
Street Bank and Trust Company as Trustee            17,430            17,430          0                   0


BancBoston Ventures                                  1,743             1,743          0                   0

BankAmerica Capital Corporation                      8,714             8,714          0                   0

Ann S. Bowers Trust for Ann S. Bowers                1,743             1,743          0                   0
Separate Property Trust dated 6/23/83

Merrill Lynch-SF IRA Rollover A/C                       87                87          0                   0
#270-89D38 FBO John G. Bowes

John G. Bowes                                          523               523          0                   0

John G. Bowes, IRA                                     523               523          0                   0

W.K. Bowes Charitable Remainder Trust                6,971             6,971          0                   0

Brinson Venture Partnership Fund III, L.P.           3,863             3,863          0                   0

Evangelical Lutheran Church in America               5,229             5,229          0                   0
Board of Pensions

Brinson Trust Company as Trustee of                    495               495          0                   0
the Brinson MAP Venture Capital Fund
III




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


                                                 Shares                            Shares            Percentage

                                                  Owned            Shares           Owned               Owned

                Selling                          Before             to be           After               After

              Stockholder                       Offering           Offered        Offering            Offering
---------------------------------------------------------------------------------------------------------------------
The WMB Separate Property Trust, dated
November 16, 1995                                      436               436          0                   0

Chemical Investments, Inc.                           5,229             5,229          0                   0

Cornell University                                  16,971             6,971          0                   0

Crossroads Constitution Limited                      8,714             8,714          0                   0
Partnership

Goldman Triad Fund L.L.C                               238               238          0                   0

Goldman Grandchildren 1986 Trust LLC                   634               634          0                   0

Richard and Rhoda Goldman Fund                         871               871          0                   0

Howard Hughes Medical Institute                     17,430            17,430          0                   0

The Ewing Marion Kauffman Foundation                 6,971             6,971          0                   0

Knob Hill Mines, Inc.                                  871               871          0                   0

Leeway & Co. (AT&T Master Pension                   13,072            13,072          0                   0
Trust)

Moldaw Variable Fund                                 1,743             1,743          0                   0

Norwest Equity Capital, L.L.C.                       8,714             8,714          0                   0

Norwest Corporation Master Pension                   6,971             6,971          0                   0
Trust 12222104

Norwest Bank Minnesota, N.A. as                         87                87          0                   0
Trustee of the Dale Bachman Trust

Norwest Bank Minnesota, N.A. as Agent                  523               523          0                   0
of the Charles K. Blandin Foundation
Investment Agency

Norwest Bank Minnesota, N.A. as                      2,614             2,614          0                   0
Trustee of the Charles K. Blandin
Residuary Trust

Norwest Bank Minnesota, N.A. as                         87                87          0                   0
Trustee of the Charles Denny Trust

Norwest Bank Minnesota, N.A. as                         87                87          0                   0
Trustee of the Pierson Grieve IRA
Managing Agency

Phemus Corporation                                   8,714             8,714          0                   0



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
                                                 Shares                            Shares            Percentage

                                                  Owned            Shares           Owned               Owned

                Selling                          Before             to be           After               After

              Stockholder                       Offering           Offered        Offering            Offering
---------------------------------------------------------------------------------------------------------------------
Presidio Management Group IV, L.P. --                  103               103          0                   0
LP Interest

Frank Russell Trust Company as Trustee               5,229             5,229          0                   0
for Roche Retirement Plans' Master
Trust

The Rockefeller Foundation                           8,714             8,714          0                   0

Georgette Rosekrans                                    523               523          0                   0

Boston Safe Deposit & Trust Company as               2,178             2,178          0                   0
Trustee for SBC Master Pension Trust
(Brinson)

Merrill Lynch - SF IRA Rollover A/C                     43                43          0                   0
#270-88E80 FBO Edward Scal

Springbrook, G.P. By: EPTEPT Realty                 17,430            17,430          0                   0
Corporation, its Managing Partner

State Universities Retirement System                 2,614             2,614          0                   0

Royal & Sun Alliance Trust Company                   1,743             1,743          0                   0
Ltd., as Trustee of Crossroads Capital
IV Venture Capital Fund

Merrill Lynch-SF IRA Rollover A/C                       43                43          0                   0
#270-89D63 FBO Douglas E. Tinker

Virginia Retirement System                          26,144            26,144          0                   0

Jerry & Janet Zucker Living Trust                      436               436          0                   0

U.S. Ventures II, S.A.                              24,702            24,702          0                   0



             The date of this Prospectus Supplement is July 1, 1998.






--------------------------------

1 Each of the Selling Stockholders (except U.S. Ventures II, S.A.) is a limited partner of U.S. Venture Partners IV, L.P. U.S. Ventures II, S.A. is a limited partner of Second Ventures II, L.P. Information concerning the Selling Stockholders may change from time to time and any such changed information will set forth in supplements to this Prospectus if and when necessary.



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